DIGITAL BANKING PLATFORM AGREEMENT

between

VIETNAM PUBLIC JOINT STOCK COMMERCIAL BANK

and

VEMANTI GROUP, INC.

THIS DIGITAL BANKING PLATFORM AGREEMENT (the "**Agreement**") is entered into on **March 14, 2022**.

BETWEEN:

(1) **Vietnam Public Joint Stock Commercial Bank**, having Enterprise Registration Certificate No. 0101057919 and head office at 22 Ngo Quyen, Hoan Kiem, Ha Noi, Viet Nam, represented by Mr. Nguyễn Việt Hà - Deputy General Manager as the representative ("**PVcomBank**" or the "**Bank**"),

AND

(2) **Vemanti Group, Inc.**, a Nevada corporation having its principal office at 7545 Irvine Center Dr., Ste. 200, Irvine, CA 92618, USA, represented by Mr. Stephen Richard Jones - Chief Finance Officer as the representative (together with its affiliates and subsidiaries, "**Vemanti**" or the "**Company**"),

(Hereinafter jointly referred to as the "**Parties**" and, individually, as a "**Party**").

WHEREAS,

A. PVcomBank, fully licensed and regulated by the State Bank of Vietnam (**"SBV"**), has lawful rights under banking laws of Vietnam to provide banking services and financial products, including but not limited to deposit, credit, card, and payment services, to consumers and businesses in Vietnam.

B. Vemanti has experience and knowledge in providing non-traditional technology-led financial services, including but not limited to lending and payment solutions for the Small and Medium-sized Enterprises (**"SME"**) in Vietnam and SE Asia.

C. PVcomBank wants to partner with Vemanti in providing digital-only banking applications and solutions designed specifically for the SMEs.

D. The Parties deem it to be in their best interest to formalize a partnership in designing, developing, and delivering a digital-only banking platform with products and services focused on addressing the financial needs of the SMEs.

THEREFORE, the Parties agree as follows:

1. DEFINITIONS

In this Agreement, unless the subject matter or context otherwise requires, the following terms shall have the following meanings:

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

1.1. "**Accounting Principles**" means, at any time, those accounting principles applicable to the banking industry which are recognized as being generally accepted in Vietnam ("VAS").

1.2. "**Affiliate**" means, with respect to any Person, any other Person which, directly or indirectly through one or more Persons, Controls, is Controlled by, or is under common Control with such Person.

1.3. "**Applicable Laws**" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators.

1.4. "**Bank Regulatory Attorney or Banking Expert**" means an independent, recognized bank attorney or banking consultant, selected and retained jointly by Vemanti and PVcomBank.

1.5. "**Business Day**" means any weekday excluding Saturdays, Sundays, and national holidays of Vietnam.

1.6. "**Control**," "**Controlled**" and similar expressions mean a relationship between two Persons wherein one of such Persons has the ability, through the ownership or holding of securities or otherwise, to direct or manage the affairs of, or to make the business decisions of, or for, the other of such Persons, and includes, in the case of a corporation, the ownership, either directly or indirectly through one or more Persons, of voting securities of such corporation carrying more than 50 percent (50%) of the votes that may be cast to elect directors of such corporation either under all circumstances or under some circumstances that have occurred and are continuing, other than securities held as collateral for a bona fide debt, provided that such votes, if exercised, are sufficient to elect a majority of the directors of such corporation.

1.7. "**EBITDA**" means earnings before interest, taxes, depreciation, and amortization.

1.8. "**Employee Benefits**" means the benefits provided to the Platform Staff in connection with their employment under the Vietnam law.

1.9. "**Fiscal Year**" means a calendar year, provided that the first Fiscal Year shall be the period commencing on the Commencement Date and ending on December 31st of the year in which the Commencement Date occurs (sometimes referred to as the "initial Fiscal Year"), and provided that the final Fiscal Year may be less than a full calendar year if this Agreement is terminated early.

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

1.10. "**Force Majeure Event**" means any of the following events: fires, storms, floods, earthquakes or other acts of God, riots, acts of terrorism, explosions, wars, civil commotion, insurrections, strikes, disease, quarantine restriction(s) or the State authority' instruction(s) to disease, unforeseen equipment failure, or any restrictions or prohibitions imposed by any State Authorities, or other causes beyond the control of a Party, or other events unforeseen or unavoidable which totally or partially hinder or render impossible the performance of any material obligation or the exercise of any material right under this Agreement by any Party, or make any Party unable to archive its purpose of entering into this Agreement. All cases of financial difficulties shall not be considered as Force Majeure. Given the current circumstances, COVID-19 is acknowledged by the Parties as having been foreseen and any related State restrictions, instructions, prohibitions or difficulties as a result thereof shall not be considered Force Majeure.

1.11. "**General Manager**" means the general manager of the Platform appointed by the Vemanti from time to time pursuant to this Agreement.

"**Governmental Authorities**" means the Government of Vietnam, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, state-owned enterprises, courts, bodies, boards, tribunals or dispute settlement panels or other law or regulation-making organizations or entities: (a) having or purporting to have jurisdiction on behalf of Vietnam, province, territory, state or other geographic or political subdivision thereof; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power, and "Governmental Authority" means any one of them;

1.12. "**Independent Accountants**" means a reputable firm of independent certified public accountants selected by the Vemanti as set forth for each Fiscal Year.

1.13. "**Marketing**" means all marketing, advertising, promotion, sales, public relations, publicity and related activities conducted by the Vemanti for the purpose of promoting the name and business of the Platform.

1.14. "**Material Default**" means any breach or failure by a Party to comply with any of its covenants and agreements contained in this Agreement, other than any such breach or failure that in the context hereof is minor, immaterial or insubstantial and not reasonably likely to prejudice any other Party in any material way.

1.15. "**Operating Term**" means the period for which this Agreement is operative, which period shall consist of the Initial Operating Term and all Extension Terms, if applicable.

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

1.16. "**Operation**", "**Operating**" means the operation, direction, management and supervision of the Platform.

1.17. "**Person**" means an individual, an entity, an organization and the heirs, executors, administrators, successors or other legal representatives of such individual, entity, or organization.

1.18. **"Platform"** means the platform and its technical underpinnings being softwares, hardwares and data operated by Vemanti to provide digital banking services and products.

1.19. "**Platform Staff**" means all persons employed at or for the direct benefit of, or performing services in or about, the Platform.

1.20. **"Proprietary Material"** means all proprietary materials that Vemanti has a proprietary interest, which shall be under the exclusive control of Vemanti and its Affiliates.

1.21. "**Qualified Person**" means a Person that, in the opinion of Vemanti, acting reasonably, is Creditworthy, and is not an Affiliate of: (i) a Competitor of Vemanti; (ii) a Person controlled by, or associated with organized crime, a felon, a Person convicted of a capital crime; or (iii) a Person otherwise generally recognized in the business community as being a person, firm, or corporation with whom neither a prudent business person nor a reasonable financial institution would wish to associate in a commercial venture.

As used in this definition: a "**Competitor**" of Vemanti or any of its Affiliates shall mean and include any Person who engages in the branded operation or management of an SME-focused fintech or neo bank platform as a material component of its business activities, and is not solely an investor in or owner of such platforms; "**Creditworthy**" shall mean any Person who has sufficient financial resources for banks and other organizations to be willing to lend to them.

1.22. **"Services"** means the provision by Vemanti through the Platform where the Bank and SMEs may interact for the purposes of providing and receiving, respectively, funds pursuant to the terms of the relevant Transaction Document, and includes such assistance provided by Vemanti to both the Bank and SMEs to effect the arrangements under the relevant agreements, and any addition, modification, suspension or termination of the foregoing, as stipulated by Vemanti from time to time;

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

1.23. **"SME"** means any corporate body which is registered on the Platform for the purposes of receiving Services from the Platform.

1.24. "**SBV**": means the State Bank of Vietnam.

1.25. "**Taxes**" means all taxes imposed by any Governmental Authority under the Vietnam law.

1.26. **"Transaction Documents"** means any document which SMEs may enter into with Vemanti or the Bank (whether or not through Vemanti) from time to time in relation to any Service provided, including but not limited to such documents as loan agreements, deposit agreements, security documents, payment agreements, etc.

1.27. "**Transfer**" and similar expressions mean any transaction whereby an interest or any rights, whether legal or beneficial, in a Party in this Agreement, in the Platform, or in any part of this Agreement may be sold, granted, conveyed, leased, assigned, exchanged, transferred, disposed of, encumbered, pledged, charged, mortgaged, hypothecated, given, devised, bequeathed or otherwise dealt with, voluntarily or involuntarily, directly or indirectly, by merger, consolidation, dissolution, operation of law or any other manner, and includes an assignment by specific or floating charge whereby the interest of a Party is mortgaged or pledged as security for any indebtedness or other obligation.

2. OPERATING TERM

2.1. Operating Term

This Agreement shall have an initial Operating Term of ten (10) years from the Commencement Date (the "**Initial Operating Term**"), unless sooner terminated or extended as provided herein or otherwise agreed in writing by PVcomBank and Vemanti.

2.2. Extension Term

The Parties may propose to extend the term (each an "**Extension Term**") upon a ninety (90) day advance written notice sent to the other Party prior to the expiry of the Initial Operating Term or the first Extension Term (as the case may be). Any and all reference contained herein to the Operating Term shall be deemed to include the Operating Term, the Initial Operating Term and the Extension Term(s).

2.3. Exclusivity

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

During the Initial Operating Term or the Extension Term (as the case may be), the Bank shall not agree to, engage with, or, directly or indirectly, permit another entity or person to utilize its licensing, brand, and resources to offer the same financial products and services to a specific business sector or customer group as Vemanti, nor engage in any similar or same type of Service and provided in this Agreement, as prescribed in each Annex.

To avoid misunderstandings, If the contents are not specified in the Annex, PVcomBank will have the right to freely access and provide products and services to customers

2.4. Covenant to Apply

During each Extension Term, this Agreement shall continue in full force and effect in all respects, and all of the terms, covenants, conditions and provisions of this Agreement shall apply, unless mutally agreed to be modified by the Parties, including the right of Vemanti to further extend the Operating Term as provided in Section 2.2.

3. RESPONSIBILITIES OF THE PARTIES

3.1. Responsibilities of Vemanti

3.1.1. Business Cooperation

3.1.1.1. Collaborate with PVcomBank in all business planning and development matters in respect to the maintenance and operation of the Vemanti - PVcomBank partnership (the **"Partnership"**);

3.1.1.2. Procure and provision necessary software licensing and intellectual property rights to support and maintain the operations of the Partnership;

3.1.2. Product

3.1.2.1. Develop and operate the Platform to support the products and services offered by the Partnership;

3.1.2.2. The initial launch product agreed by the Parties is defined in Annex A.

3.1.3. Information Technology

3.1.3.1. Work with PVcomBank team to develop and implement back-end integration between the Platform and PVcomBank's banking systems;

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

3.1.3.2. Work with Bank to integrate the Vemanti - Bank partnership customer experience into the Bank's back-end systems;

3.1.3.3. Provide technical support with regard to the Platform for PVcomBank to maintain and manage security, compliance, and operational compliance and risk management related to the Partnership in accordance with the banking regulations and instructions of the State Bank of Vietnam;

3.1.3.4. Collaborate with PVcomBank in respect to identified risks, risk evaluation and proposed solutions to manage risk;

3.1.4. Marketing

the Platform team will:

3.1.4.1. Jointly conduct research on the market, customers and other matters relating to the launch and operation of the Partnership;

3.1.4.2. Conduct marketing, promotion, and branding activities for the Partnership.

3.1.5. Operations

3.1.5.1. Conduct customer acquisition and onboarding procedures.

3.1.5.2. Establish and maintain a Customer Service center for both pre- and post-sales activities.

3.1.6. Risk and Compliance

3.1.6.1. Provide technical support with regard to the Platform so that PVcomBank can satisfy the standards, requirements and reporting required by the SBV and competent authorities in relation to the Partnership;

3.1.6.2. Keep customer data, financial records and information related to the Partnership in the strictest confidentiality and seeking PVcomBank's consent (which shall not unreasonably be withheld) before disclosing to any 3rd party.

3.2. Responsibilities of the Bank

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

3.2.1. Business cooperation

3.2.1.1. Advise Vemanti in business and management matters in respect to the preparation and operation of the Partnership;

3.2.1.2. Engage and cooperate with Vemanti for all advice, services, trademarks, and licenses required to support the operation of the Partnership;

3.2.2. Product:

3.2.2.1. Product's term and conditions will beagreed upon by the two parties and specified in each Annex.

3.2.3. Information Technology

3.2.3.1. Making Bank's back-end systems and data available for the development and implementation of interfaces to the Partnership Customer Experience System;

3.2.3.2. Executing account opening and maintenance procedures and transactions to provide the Partnership Products & Services to the Partnership Customers;

3.2.3.3. Ensuring the availability of PVcomBank's back-end systems according to a service level agreement, to be agreed by the Parties for each Service defined in Annex A, covering as a minimum: back-end systems (24/7); access to teller application and Level 2 Support during PvcomBank's normal working hours, on-call for urgent requests;

3.2.3.4. Ensuring the availability of PVcomBank's back-end systems that enables Vemanti to access the Partnership's Customer data records 24/7 (e.g., transactions, account balance, customer information);

3.2.3.5. Providing troubleshooting support under a service level agreement to be agreed by the Parties for each Service defined in Annex A, covering at a minimum the addressing of bugs and other issues within the back-end systems of PvcomBank which impact Vemanti's ability to effectively serve the Partnership Customers;

3.2.3.6. Ensuring the back-end systems of PVcomBank have sufficient capacity to ensure performance levels documented under a service level agreement,

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

to be agreed by the Parties for each Service defined in Annex A, will be met;

3.2.3.7. The detailed of works from Article 3.2.3.1 to Article 3.2.3.6 will be agreed by the two Parties in detail in each Annex.

3.2.4. Marketing

3.2.4.1. Support Vermanti to conduct research on the market, customers and other matters relating to the launch and operation of the Partnership;

3.2.4.2. Support Vemanti in the content marketing, promotion, and branding activities for the Partnership business.

3.2.5. Operations

3.2.5.1. Using available transaction locations (including transaction offices or branches) serving as premises for the Partnership where needed;

3.2.5.2. Placing and ensuring the availability of ATMs at the Partnership location, or other agreed upon locations, according to the usual operation standard of the PvcomBank;

3.2.6. Risk and Compliance

3.2.6.1. Share appropriate information with Vemanti in respect to identified risks, risk evaluation and proposed solutions to manage risk (such as financial, strategic, reputational. security and operational risk) which relate to the Partnership. Details of the content and level of sharing that PVcomBank shares with Vermanti will be specified in each annex;

3.2.6.2. Be responsible for the protection of the Partnership Customers' personal data, financial records and information to a standard no less than the level of protection applicable to all customers of PVcomBank;

3.2.6.3. Be responsible to satisfy the standards, requirements and reporting required by the SBV in relation to the Partnership;

3.2.6.4. Observe and comply with all regulations of the SBV and Applicable Laws in relation to the provision of Services under this Agreement.

4. OBLIGATIONS

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

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4.1. General

In addition to the other obligations of the Agreement:

4.1.1. the Bank must provide the Services:

(i) in accordance with the Agreement, including any requirement set out in the Services details in Annex A, and all Applicable Laws
(ii) exercising reasonable care, skill and diligence; and
(iii) using suitably skilled, experienced and qualified staff; and

4.1.2. the Bank must promptly make decisions (including approvals) and provide Vemanti with all information reasonably required to provide the Services.

5. WARRANTIES

5.1. General

The Bank warrants that the Services will, at the time they are provided, materially conform to any requirement set out in the Key Details of Annex A.

5.2. Breach of warranty

If the Services fail to meet a warranty, the violating Party must re-perform the Services so that they meet or satisfy that warranty. Details of each party's rights and obligations for each Service will be specified in each Annex.

6. OPERATION OF THE PLATFORM

Both Parties agree to accept the responsibility to develop the mutual business with small and medium size enterprises by themselves or through their business network in line with this Agreement. In particular:

6.1. Engagement of Vemanti

Upon and subject to the terms and conditions of this Agreement (including, without limitation, the limitations set forth in Section 6.2 below), the Bank hereby recognizes Vemanti as the sole and exclusive operator of the Platform and provider of the Services during the Operating Term.

Subject only to the provisions of this Agreement, Vemanti shall have sole and exclusive ownership control, discretion and authority with respect to, and be responsible for the technology, known-how and Business model coming from and

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

relating to the Operation of the Platform. Such control, discretion and authority shall be subject to the terms of this Agreement in accordance with Applicable Laws.

6.2. Limitations on the Vemanti's Authority

Notwithstanding the foregoing or anything to the contrary in this Agreement, Vemanti shall not, without the Bank's approval, operate outside the Policies and Procedures developed and agreed upon for each of the Services offered under the Partnership. Details of Policies and Procedures for each Service will be specified in each Appendix.

6.3. Limitation on the Bank's Authority

Notwithstanding the foregoing or anything to the contrary in this Agreement, the Bank shall approve the Policies and Procedures under which the Vemanti - PVcomBank partnership operates but shall not interfere in the daily operations of the Services. To ensure compliance, the Bank may implement an audit program whereby it monitors the effectiveness of the Policies and Procedures and recommends corrective action, of which the form will be agreed upon by both Parties.

Vermanti must comply with the provisions of the Annex and comply with the provisions of the Applicable Laws.

For activities that Vietnamese Law stipulates that PVcomBank is a direct participant, PVcomBank has full authority to take necessary and appropriate actions to ensure compliance with Vietnamese law.

6.4. Liaison

Vemanti shall advise the Bank, at the Bank's reasonable request, concerning all changes and updates to the Policies and Procedures affecting all phases of the conduct of business on the Platform. Vemanti shall establish and maintain from time to time, any and all necessary liaisons with Governmental Authorities, vendors, suppliers, and others as may be appropriate in connection with the Operation of the Platform.

6.5. Laws and Ordinances

Vemanti shall exercise commercially reasonable efforts to comply and shall comply in all cases where any failure to comply would have a material adverse effect on the

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

Operation of the Platform, with all Applicable Laws affecting the Platform and its Operation.

Vemanti and the Bank (provided it shall have received Vemanti's approval of its proposed course of action, which consent shall not be unreasonably withheld) shall have the right to contest by proper legal proceedings, the validity or application of any such Applicable Laws. If, despite the reasonable efforts of Vemanti to comply with Applicable Laws, Vemanti receives notice that the Platform does not comply with Applicable Laws, Vemanti and its legal counsel, shall promptly take such steps as are then reasonably required, coordinating with the Platform's legal counsel and the Bank, as appropriate, to remedy such non-compliance with diligence.

6.6. Notices of Non-Compliance

Vemanti shall provide to the Bank, promptly following receipt and within a period sufficient to allow the Bank to take appropriate and available remedial action, a copy of any notice in writing received by Vemanti from any Governmental Authority advising of or relating to any notice of non-compliance, control order, stop order, or any other order or decree made by any Governmental Authority.

6.7. Legal Proceedings

6.7.1. Upon Vemanti's request, PVcomBank shall endorse and authorize Vemanti to institute and defend any legal proceedings necessary relating to the transactions made during the commercial Operation of the Platform. Vemanti shall have the discretion to retain the legal counsel and attorney at law for matters relating to the Platform operation in relation to any such legal proceedings.. The specific scope of authorization, the Expenses for such legal action will be agreed in writing by two Parties from time to time.

6.7.2. Vemanti shall provide PVcomBank with a current description, full particulars and a periodic and regular status report of any legal proceedings involving the Operation of the Platform as, and as often as, the same occur, but such reports will not be less often than monthly.

6.7.3.

7. OPERATING POLICIES AND PROCEDURES

7.1. Annual Adoption of Policies and Procedures

The annual adoption of the Policies and Procedures for the Operation of the Vemanti - PVcomBank partnership (the "**Operating Guidelines**") shall be determined as follows:

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

7.1.1. Upon the execution of this Agreement for the first Fiscal Year, and not later than December of each Fiscal Year thereafter should there be a need for update, modification or change, Vemanti shall submit to the Bank the proposed Policies and Procedures for the Platform for the subsequent Fiscal Year (the "**Proposed Operating Guidelines**") containing all the relevant policies and procedures necessary to operate the business according to the SBV regulations for such Fiscal Year, and shall consult with the Bank in good faith and give good faith consideration to suggestions made by the Bank with respect thereto and provide such other information relating thereto as the Bank may reasonably request;

7.1.2. the Bank shall review the Proposed Operating Guidelines, and, if the Bank approves the Proposed Operating Guidelines, shall give its written approval to Vemanti within thirty (30) days of receipt thereof.

Vemanti shall meet with the Bank as reasonably requested by the Bank to discuss the Proposed Operating Guidelines. The Bank shall not unreasonably withhold its approval of any portion of the Proposed Operating Guidelines;

7.1.3. if the Bank does not comment upon the Proposed Operating Guidelines within thirty (30) days after it has been submitted by Vemanti, then the Bank shall be deemed to have accepted the Proposed Operating Guidelines as submitted and the Proposed Operating Guidelines shall be deemed to be the Proposed Operating Guidelines for the Fiscal Year to which it relates;

7.1.4. if the Bank objects to any portion of the Proposed Operating Guidelines, the Bank and Vemanti shall attempt to reach agreement with respect to the items to which the Bank objects, and, to the extent that agreement is reached before the end of the first calendar month of the Fiscal Year to which the Proposed Operating Guidelines relates, the Proposed Operating Guidelines shall be deemed to have been modified accordingly and the Proposed Operating Guidelines, as so modified, shall be Operating Guidelines for the Fiscal Year to which it relates, effective as of the date of commencement thereof;

7.1.5. if the Bank objects to any portion of the Proposed Operating Guidelines and the Bank and Vemanti fail to agree with respect to the items to which the Bank objects before the end of the first calendar month of the Fiscal Year to which the Proposed Operating Guidelines relate, then those remaining disputed items shall be resolved by an independent Bank Regulatory Attorney or Banking Expert, which shall determine with respect to the disputed Operating Guidelines, whether the items provided for in the Proposed Operating Guidelines are reasonably necessary to permit Vemanti to operate the Platform

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

in accordance with the SBV rules, bank regulations and the provisions of this Agreement.

Such Bank Regulatory Attorney or Banking Expert may not make a determination as to whether

(i) any Operating Guideline required to meet the banking regulations is unreasonable or unnecessary in the current Fiscal Year or

(ii) what constitutes the banking regulation but shall limit the determination as to whether the Proposed Operating Guideline is an appropriate methodology of achieving compliance with the banking rules and regulations.

If the Bank objects to a portion but not all of the Proposed Operating Guidelines in accordance with the above or if Vemanti and Bank agree with respect to an item prior to such item being referred to the Bank Regulatory Attorney or Banking Expert as provided for above, any portion of the Proposed Operating Guidelines not timely objected to, or otherwise agreed to, shall be deemed to have been approved;

7.1.6. the Proposed Operating Guidelines, modified as necessary to reflect any determination by an independent consultant as aforesaid, shall be the Operating Guidelines for the Fiscal Year to which it relates, effective as of the date of such modification;

7.1.7. notwithstanding any other provision of this Agreement, Vemanti shall be authorized to operate, pending resolution of any dispute with respect to a Proposed Operating Guideline, in accordance with the Proposed Annual Budget:

(i) as to any undisputed portion of the Proposed Operating Guidelines, and

(ii) as to any disputed portions of the Proposed Operating Guidelines,

a. and, solely with respect to the initial Proposed Operating Guidelines, in accordance with the Proposed Operating Guidelines, and

b. with respect to all subsequent Proposed Operating Guidelines, operate according to the Operating Guidelines for the preceding Fiscal Year;

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

provided, however, that during the period of any unresolved dispute under the provisions of this Section 7.1, the applicable Operating Guidelines shall not be commenced unless the failure to undertake such Operating Guidelines would result in Vemanti's being unable to operate the Platform in a safe and sound manner, complying with all Applicable Laws or provided in accordance with the terms of this Agreement in the immediately preceding Fiscal Year.

7.1.8. the Proposed Operating Guidelines shall not be modified to reflect any objection of the Bank if, as a result thereof, Vemanti would be unable to operate the Platform in a safe and sound manner, complying with all Applicable Laws or provided in accordance with the terms of this Agreement in the immediately preceding Fiscal Year.

7.2. Amendment of the Operating Guidelines

The Bank acknowledges that the policies and procedures contained in the Proposed Operating Guidelines may be affected by changes in financial, economic, market, competitive, labor, regulatory, natural and other conditions and circumstances beyond Vemanti's control.

If, by reason of any of such changes, Vemanti determines that, in its reasonable judgment, policies and procedures materially and adversely different from or additional to those provided for in the Operating Guidelines are required, then Vemanti shall prepare and submit to the Bank for its review and approval an amendment of the Operating Guidelines which, for purposes of Section 7.1, shall be deemed to be a Proposed Operating Guidelines and shall be subject to the Bank's approval in accordance with Section 7.1; provided, however, that in the event that the Bank reasonably objects to any portion of the proposed amendment of the Operating Guidelines and Bank and Vemanti fail to agree with respect to such item within thirty (30) days of Bank's initial receipt of the proposed amendment, then at the written request of Bank, given on or before the end of such thirty (30) day period, the dispute shall be resolved by a Bank Regulatory Attorney or Banking Expert in accordance with the provisions of Section 7.1.5 above.

The Operating Guidelines, as amended and approved, shall be the Operating Guidelines for the remainder of the Fiscal Year to which the Operating Guidelines, as so amended, relates.

7.3. Compliance with Operating Guidelines

7.3.1. During each Fiscal Year, Vemanti shall operate under the terms specified in the Operating Guidelines for such Fiscal Year, shall use reasonable efforts otherwise to comply with the Operating Guidelines and shall not, except for

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

circumstances beyond the control of Vemanti and subject to Section 7.2, materially deviate from or incur any material expense not contemplated in the Operating Guidelines without the prior approval of the Bank (which shall not be unreasonably withheld).

7.3.2. For such purposes and for the purposes of all other provisions in this Agreement which refer to adherence to the Operating Guidelines, whenever, by reason of circumstances beyond the control of Vemanti, emergency, unforeseen or special circumstances necessitate procedures which are in the reasonable opinion of Vemanti required to be made for reasons of safety, soundness or to comply with Applicable Law, Vemanti shall be entitled to make such procedural changes or exceptions notwithstanding that such expenditures are not provided for in the Operating Guidelines in order to comply with legal requirements, the non-compliance with which presents a risk to Vemanti of administrative, civil or criminal liability.

7.3.3. Vemanti shall use its reasonable efforts to give the Bank advance notice of any changes to be made by Vemanti pursuant to this Section 7.3.2 and, in any event, Vemanti shall give the Bank notice as soon as practicable after such procedural changes, but in no event later than ten (10) days after such procedural changes are made of the nature of the emergency, unforeseen or special circumstances giving rise to such changes, the action taken by the Vemanti and the details of such changes.

8. EMPLOYEES

8.1. Employees

Except as otherwise provided in this Agreement, all members of the Platform Staff shall be the employees of Vemanti or an Affiliate of Vemanti, except in cases where, by current banking laws and regulations, staff employed by PVcomBank is required to conduct certain works of in the Platform. Vemanti will have the right to (i) require PVcomBank to provide such seconded staffs, review the qualifications of such secondments and approve or reject those employees' secondment and request the replacement; and (ii) at its own discretion, freely direct, instruct, command, order or otherwise employ such Bank employees in accordance with Vemanti's business decision as its full-time employees.

8.2. Salaries and Wages

The salaries and wages of the Platform Staff, including costs of payroll and similar Taxes, Employee Benefits, relocation expenses and severance (collectively, "**Employee Expenses**"), shall be borne by Vemanti.

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

In the cases where certain Platform Staff must be seconded by PVcomBank as provided in 8.1, the Bank shall be reimbursed accordingly as and when the same are paid by the Bank on behalf of Vemanti.

8.3. Benefit Plans

Vemanti shall comply with all Applicable Laws with respect to Employee Benefits, and may, in its discretion, enroll the Platform Staff in additional benefit plans in accordance with industry standards.

8.4. Cost of Consultants

All reasonable fees and expenses, including reasonable costs of transportation, accommodation, food, beverages, laundry and valet services, of third-party consultants and experts retained by Vemanti to contribute to the efficient Operation of the Platform shall be for the account of the Platform.

9. BOOKS, RECORDS AND STATEMENTS

9.1. Vemanti to Keep Records

Vemanti shall keep full and adequate books of account and other records reflecting the results of the Operation of the Platform on an accrual basis separately from its own business, all in accordance with the Applicable Laws. The Bank shall provide timely support to ensure the upkeeping of books are in line with applicable laws and regulations. The contents, facts and figures in such books and records kept by Vemanti will be provided to PVcomBank fulfill its compliance responsibilities in line with the SBV requirements in a timely manner. Details of books of account, records and other documents that each Party can keep will be specified in detail in each Appendix.

9.2. Location and Inspection

The books of account and all other records relating to or reflecting the Operation of the Platform shall be kept at the Vemanti's central office in Vietnam and shall be available to the Bank and its representatives at all reasonable times for examination, audit, inspection and transcription.

9.3. Monthly Statements and Cross-Checking

Within five (05) Business Days after the end of each calendar month, Vemanti shall deliver to the Bank a trial balance statement as of the end of such calendar month,

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

a profit and loss statement showing the results of the Operation of the Platform, the calculation of the Total Revenues, EBITDA and Distributed Profit for such calendar month and for the portion of the Fiscal Year to the end of such calendar month (**"Balance Statement"**).

Within five (05) Business Days after the receipt of the monthly balance statement, the Bank shall cross-check and confirm in writing to the Bank the accuracy of the Balance Statement based on the data of actual customers using the Platform for the Bank's payment of the Distributed Profit under Article 10 below. In case the two parties still do not agree on the data, the parties agree to use the final results of a third party selected by the two parties.

9.4. Annual Statements

Within sixty (60) days after the end of each Fiscal Year, Vemanti shall deliver to the Bank an annual unaudited statement (including a balance sheet, a statement of income, a statement of capital and a statement of changes in financial position) which (i) shows the results of the Operation of the Platform and the calculation of the Total Revenues, EBITDA and Distributed Profit for such Fiscal Year, (ii) shall be certified by Vemanti as having been prepared in accordance with the Applicable Laws, and (iii) shall be subject to audit by the Independent Accountants.

Vemanti shall cause: (i) such audit to be completed within sixty (60) days after the delivery to the Bank by Vemanti of the annual unaudited statement and such other information as is required by this Agreement, and (ii) a copy of the audited annual statement to be delivered to the Bank within thirty (30) Business Days of the Bank's receipt of such audited statement.

10. PROFIT DISTRIBUTION

10.1. Distributed Profit

Each Party shall be entitled to a percentage of the monthly revenue generated from each Partnership Service on a Service-specific basis as detailed in each Annex as recorded by the Platform and confirmed in accordance with Article 9.3 hereto ("**Distributed Profit**").

10.2. Payment

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

Within three (03) Business Days after the confirmation pursuant to Section 9.3 for each calendar month during the Operating Term , the Parties will pay each other according to the Confirmation.

In case of late payment, the obligated Party shall be subject to late payment interest as defined in Article 18.7.

10.3. Adjustments

Subject to Section 10.2, contemporaneously with the delivery of the annual statements referred to in Section 9.4 and containing a computation of the Distributed Profit for the preceding Fiscal Year, the Bank shall remit to Vemanti the balance, if any, of the Distributed Profit with respect to the prior Fiscal Year which had not been remitted in the monthly payments during the prior Fiscal Year.

In the event that such annual statement and the computation of the Distributed Profit indicate an overpayment of the Service Fees for such Fiscal Year, the Bank shall deduct such overpayment from the Distributed Profit of the next calendar month.

10.4. Cost and Taxes

10.4.1. For the costs and expenses incurred by the Parties prior to the execution of this Agreement, each Party shall pay its own costs, charges and expenses in connection with the preparation, negotiation, execution, performance and completion of this Agreement and any other agreements incidental to or referred to in Agreement Contract, unless otherwise stipulated in this Agreement.

10.4.2. For the costs and expenses incurred by the Parties with respect to the implementation of the Partnership, the Parties shall share such costs proportionately on a product-specific basis in accordance with details as set out in Annex C of this Agreement.

10.4.3. The Bank shall declare and pay all applicable Taxes in a timely manner to the competent authorities (if any) arisen out of its paid Distributed Profit in compliance with the Applicable Laws.

11. COVENANTS OF QUIET ENJOYMENT

11.1. Prompt Payment

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

Each Party covenants and agrees that, throughout the Operating Term, it shall promptly pay and discharge any and all amounts for which it is responsible pursuant to this Agreement, and shall pay, keep, observe and perform all payments, terms, covenants, conditions and obligations required under this Agreement.

11.2. Scope of Operations

The Bank and anyone by, through or under, shall not implement or agree to implement any change in the scope or nature of Operations, contact directly the Platform Staff (other than the General Manager) with regard to the management or operation of the Platform, or otherwise interfere with Vemanti's exercise of its rights and responsibilities.

11.3. General Undertakings

Either Party further covenants with the other Party, as follows:

11.3.1. either Party shall provide to the other Party, forthwith upon receipt and within a period sufficient to allow the other Party to take appropriate and available remedial action, a copy of any notice in writing received by such Party from any Governmental Authority advising of any violation of regulations, or relating to any notice of non-compliance, control order, stop order, or any other order or decree made by any Governmental Authority with respect to any rules, regulations or legislation;

11.3.2. either Party shall promptly provide the other Party, with written notice of any legal proceedings provided in Section 6.6 of which such Party may become aware which is pending or, to the knowledge of such Party, threatened at law or in equity or before or by any Governmental Authority which affects or may affect this Agreement;

11.3.3. the Bank and Vemanti shall take, or refrain from taking, all such actions as may be necessary to ensure that the Bank and Vemanti, respectively, shall not be in default under or in breach of any material contract, agreement or other instrument which relates to the Platform or this Agreement, to the extent that such Party has knowledge of the terms of such instrument, to the extent such default or breach would impair the Vemanti's ability to operate the Platform as contemplated in this Agreement;

11.3.4. the Bank shall be solvent and existing; and to maintain at all times its good standing in the jurisdiction of its formation and its due qualification to do business and good standing under the SBV, the authorities and the Applicable Laws.

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

12. INTELLECTUAL PROPERTY RIGHTS

12.1. Retained Intellectual Property

12.1.1. The Bank acknowledges that it is expressly understood and agreed that, notwithstanding any provision to the contrary in this Agreement, all Intellectual Property Assets developed exclusively by Vemanti, the Customer database and strategic partners database cultivated by Vemanti are and shall remain at all times the exclusive property of Vemanti or its Affiliates and the Bank may not use:

12.1.1.1. the Intellectual Property Assets at any time, whether during the Operating Term or after the expiration or termination of this Agreement, without the prior written consent of Vemanti; and

12.1.1.2. the Vemanti - PVcomBank partnership Customer database and strategic partners database at any time unless for reporting and auditing purposes, whether during the Operating Term and for three (03) years after the expiration or termination of this Agreement, without the prior written consent of Vemanti.

Each Party agrees to immediately notify the other Party in writing at any stage during the Operating Term if the products and services licensed to a Party or if the implementation of the services may violate the rights (including intellectual property rights) of the other Party.

13. NAMES AND SYMBOLS

13.1. Name

During the Operating Term, the Platform shall at all times be known and designated as "Vemanti" or by another name chosen by Vemanti. PVcomBank has the right to give priority to PVcomBank's logo and brand name to appear on the platform

13.2. Vemanti Symbols and Names

During the Operating Term, Vemanti shall use any of the Vemanti Names and Vemanti Symbols in connection with the Operation of the Platform.

13.3. Subsequent to Termination

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

From and after the Termination Date, the Bank shall not have the right to use any Vemanti Symbols or Vemanti Names in connection with the operation of the Platform or similar platform.

13.4. Advertising

The Bank shall not, without the prior written consent of Vemanti, use or refer to any Vemanti Names or Vemanti Symbols in any advertising or any materials describing the business of the Vemanti - PVcomBank partnership other than as required by Applicable Laws or to state as a matter of fact that Vemanti operates the Platform.

13.5. Interest of Vemanti in Proprietary Materials

The Bank acknowledges that Vemanti has a proprietary interest in all Vemanti Proprietary Materials, which shall be under the exclusive control of Vemanti and its Affiliates. The Bank shall, without charge to the Vemanti, execute, acknowledge and deliver all documents that may be necessary or desirable to enable Vemanti to protect or register its proprietary interest in Vemanti Proprietary Materials.

The Bank shall, without charge to Vemanti, cooperate with Vemanti as it may request in proceedings relating to the protection and registration of Vemanti Proprietary Materials and execute any documents or pleadings required for such purpose, provided that Vemanti shall indemnify the Bank against any reasonable loss, cost, damage or expense which may result from such co-operation.

The Bank shall not attack, or assist any other Person in attacking, the validity of Vemanti's proprietary interest in the Vemanti Proprietary Materials. To the extent that any of the Vemanti Proprietary Materials are trade secrets or confidential information, the Bank shall keep such trade secrets or proprietary information confidential and shall safeguard the same at least as carefully as the Bank safeguards its own trade secrets or confidential information, as the case may be, and at least as carefully as Vemanti safeguards its own trade secrets or confidential information, as the case may be.

13.6. Operating Policies

The Bank shall not take any action that may preclude the Platform from being operated in accordance with Vemanti's policies and procedures. Nothing herein shall give the Bank any right, title or interest in or to any of such policies or procedures, whether written or oral, except as a mere privilege and license during the Operating Term to have such policies or procedures used on its behalf with respect to the Operation of the Platform in accordance with this Agreement.

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

14. EVENTS OF DEFAULT AND TERMINATION

14.1. Insolvency

If any of the following acts (each, an "**Act of Bankruptcy**") occurs and is continuing, then either Party shall have the right to terminate this Agreement by delivering to the other Party a notice of termination within thirty (30) days following the date of occurrence, and if such notice is delivered, this Agreement shall terminate on the date on which such notice is delivered.

14.1.1. Admission in writing or silence by such Party of its inability to pay its debts as they become due; and

14.1.2. Attachment, execution or other judicial seizure of all or any part of such Party's assets.

14.2. Material Defaults

Subject to Sections 14.3 and 14.5, if either Party shall have committed a Material Default and, except where the Material Default is not one reasonably capable of being remedied within a reasonable time, shall have failed to remedy such Material Default within sixty (60) days after written notice thereof given by the other Party (or such longer period, if any, as may reasonably be required for the remedying of such Material Default if the defaulting Party has commenced to cure such Material Default within such period and diligently pursued the curing thereof thereafter), then such Party, in addition to any other remedies under the Applicable Laws and specifically provided for herein, shall be entitled to terminate this Agreement.

14.3. Rights of Non-Defaulting Party

A non-defaulting Party entitled to terminate this Agreement pursuant to Section 14.2 may give to the other Party written notice electing to terminate this Agreement on the terms and subject to the conditions set forth in Section 14.5, and, subject to Section 14.4, thirty (30) days after the giving of such notice this Agreement shall terminate.

14.4. Disputes

Any termination notice given pursuant to Section 14.3 shall not result in the termination of this Agreement if a bona fide dispute with respect to any alleged Material Default or other event entitling a Party to terminate this Agreement has arisen between the Parties and such dispute has been submitted to arbitration

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

pursuant to Article 17 prior to the expiration of the thirty (30) day period commencing on the giving of such notice and referred to in the relevant Section.

If an arbitration panel determines that a Material Default has in fact occurred or that any other event entitling a Party to terminate this Agreement has in fact occurred, then unless, in the case of a Material Default, the matters so complained of are adjusted or positive measures have been taken to rectify such Material Default in accordance with the award of the arbitration panel within sixty (60) days after the determination of the arbitration panel or such other period as the Parties may agree upon or the arbitrator may order, the Party entitled to terminate this Agreement may give notice to the other Parties, as provided above, of its intention to terminate this Agreement upon a date to be specified in such notice, which date shall be not less than thirty (30) days from the date of such determination.

In the event such notice is given, this Agreement shall terminate upon the date specified in such notice.

14.5. Events on Termination

If this Agreement is terminated, expired, or is deemed to have been terminated pursuant to the provisions hereof, the following provisions shall apply:

14.5.1. all amounts due and owing between the Parties under this Agreement accrued to the Termination Date shall become immediately due and payable;

14.5.2. Vemanti will remove all of its Proprietary Materials, Platform Software Systems, customer and account records, and equipment;

14.5.3. All seconded staffs will continue working with PVcomBank as regular full-time staff. Should an appropriate position is no longer available or their service is no longer required by PVcomBank, Vemanti will agree to settle the retrenchment package in line with the labor & employment regulations.

14.5.4. Transactions which have been entered into prior to the date of termination of this Agreement shall continue to be valid until the expiry of the term of such transaction.

14.6. Use of Operating Guidelines Following Termination

After the termination of this Agreement for any reason, neither the Bank nor any of their officers, directors, employees, agents or independent contractors shall use or

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

retain any copy of all or any part of any policies or procedures provided to the Bank in connection with the Operation of the Platform. The Bank shall cause the same in the Bank's possession or control to be returned to Vemanti promptly following any such termination of this Agreement.

14.7. Penalty Payment for Termination due to Material Default

14.7.1. Any party in breach of this Agreement and resulting in termination of the Contract, that Party shall pay the Breach Termination Fee and indemnify the other party for all damages.

The Breach Termination Fee will be determined for each Service in the corresponding Annex.

15. TRANSFERS

Except as otherwise provided in this Article 15, either Party may not effect a Transfer without the prior written consent of the other Party, which consent in each case may not be unreasonably withheld by the applicable Party. The consent of a Party to a Transfer on any occasion shall not be deemed to be a consent to any other Transfer on any future occasion.

16. INDEMNIFICATION

Either Party shall indemnify and hold the other Party and its Affiliates and any of their respective directors, officers, employees, consultants, agents and representatives harmless from and against any and all liabilities, fines, suits, claims, obligations, damages, penalties, demands, actions, costs and expenses of any kind or nature (including, without limitation, legal fees) arising out of any willful misconduct, gross negligence or bad faith or the willful breach of the terms and provisions of this Agreement by such Party.

Notwithstanding the above provisions, either Party shall be entitled to take any of the actions contemplated in Section 14.3 upon the occurrence of any Material Default pursuant to Section 14.2 and the expiration of any applicable grace, notice or cure period.

The provisions of this Article 16 shall survive the termination of this Agreement.

17. DISPUTES RESOLUTION

All disputes, controversies, claims or disagreements arising out of or relating to this Agreement shall be resolved by arbitration at the Vietnam International Arbitration

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

Centre at the Vietnam Chamber of Commerce and Industry (VIAC) in accordance with its Rules of Arbitration.

The language to be used in the arbitral proceedings shall be Vietnamese.

Place and seat of arbitration shall be Hanoi City, Vietnam.

Number of arbitrators is three.

The losing party is responsible for all legal expenses (including attorneys' fees) and arbitration fees incurred by the prevailing party.

18. MISCELLANEOUS

18.1. Severability

If any covenant, obligation or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement (other than such covenant, obligation or provision) and the application of such covenant, obligation or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law, if the essential provisions of this Agreement for each party remain valid, binding, and enforceable.

18.2. Governing Law

This Agreement, and all matters arising under to relating to this Agreement, shall be governed by and construed in accordance with the applicable Vietnamese Law.

18.3. Time of the Essence

The time for performance of any obligation by a Party under this Agreement which is subject to delay caused by any Force Majeure Event shall be extended for a period equal to the period for which such Force Majeure Event operates to prevent performance.

The Party obligated to do or perform the obligation shall not be deemed to be in default until the expiration of the period so extended, provided that such Party has attempted all reasonable measures but still cannot overcome the Force Majeure Event. Each Party shall promptly notify the other Parties of the occurrence of any Force Majeure Event which might prevent or delay the performance of any

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

obligation. For avoidance of doubt, when the situation improves and it becomes practically possible again for that Party to carry out their obligations, that Party must promptly carry out such obligations, if such obligations are still required by this Agreement.

18.4. Expiration on Business Day

If the expiration of any period provided for in this Agreement falls on a day other than a Business Day, the period shall be extended to the next following Business Day.

18.5. Approvals

Whereby a provision of this Agreement, an approval, consent or agreement of a Party (individually or collectively, an "**Approval**") is required, the request for such Approval shall be in writing. Unless a different standard for approval or time period in which to respond is expressly provided, (i) the Party whose Approval is requested shall, within thirty (30) days after receipt of a request for approval, notify the requesting Party in writing either that it grants or that it withholds its Approval, setting forth in reasonable detail its reasons for withholding its approval, (ii) if the notification referred to in (i) is not given within the applicable period of time, the Party whose Approval is requested shall be deemed conclusively to have given its approval in writing, (iii) an Approval may not be unreasonably withheld, except to the extent that this Agreement expressly provides for another standard to apply, in which event such other standard shall apply.

18.6. Accounting Principles

All calculations made or referred to in this Agreement shall be made in accordance with the Accounting Principles, except where otherwise indicated in this Agreement.

18.7. Interest

All payments pursuant to this Agreement which are not made on the due date of payment shall, unless this Agreement indicates otherwise, bear interest at the Prime Rate plus five percent (5%) per annum from the due date of payment to the date that payment is made. Whenever such interest is to be calculated over a period of one or more years, it shall be compounded semi-annually.

18.8. Right to Inspect

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

The Bank or the Bank's agent shall have the continuing right during the term of this Agreement upon reasonable prior notice and at reasonable times to inspect the Platform's books and financials.

18.9. Waivers

The failure of any Party to insist upon the strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

The acceptance by either Party of any fees or any moneys payable to the other Party hereunder with knowledge of the breach of any term or provision hereof shall not be deemed a waiver of such breach and no waiver by any Party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such Party.

18.10. Entire Agreement

This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding all prior agreements or undertakings (either oral or written), and may be amended, modified or supplemented only by an agreement in writing signed by the Parties that identifies itself as an amendment, modification or supplement to this Agreement.

18.11. Annexes

The Annexes to this Agreement constitute an integral part of this Agreement.

18.12. Notices

Except as may otherwise be provided in this Agreement, all notices, demands, statements requests, consents, approvals and other communications (collectively, "**Notices**") required or permitted to be given under this Agreement shall be in writing, duly executed by an authorized officer or agent of the Party so giving such Notice, and either personally delivered to any duly authorized representative of the Party receiving such Notice or sent by email, facsimile transmission, registered or certified mail, or by courier service, addressed:

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

If to Vemanti:

Contact:	Mr. Stephen Richard Jones Chief Finance Officer
Address:	7545 Irvine Center Dr. Ste. 200, Irvine, CA 92618, USA
Email:	legal@vemanti.com
Contact No.:	+1 (949) 559-7200

If to the Bank:

Contact:	Mr. Nguyễn Việt Hà Deputy General Manager
Address:	22 Phố Ngô Quyền Tràng Tiền, Hoàn Kiếm Hà Nội, Việt Nam
Email:	hanv@pvcombank.com.vn
Contact No.:	+ (84) 4 39426800

All Notices shall be effective for all purposes upon personal delivery thereof or, if sent by facsimile transmission, shall be effective on the date of transmission duly shown on the confirmation slip (and shall be followed by hard copy sent by overnight delivery service), if sent by email shall be effective on the date of sending, or, if sent by mail or courier service, shall be effective on the date of delivery shown on the return receipt. Any Party may at any time change the address for Notices to such Party by providing a Notice in the manner set forth in this Section 18.11.

[SIGNATURE PAGE FOLLOWS]

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

Signature Page to the

DIGITAL BANKING PLATFORM AGREEMENT

For and on behalf of
Vemanti Group, Inc.

Signature

Name

Stephen Richard Jones

Title

Chief Finance Officer

Date

......./03/2022

For and on behalf of
Vietnam Public Joint Stock Commercial Bank

Signature

M.S.D.N: 0101057919 - C.T.C.P
NGÂN HÀNG
THƯƠNG MẠI CỔ PHẦN
ĐẠI CHÚNG
VIỆT NAM
Q. HOÀN KIẾM - T.P HÀ NỘI

Name

Nguyễn Việt Hà

Title

Deputy General Manager

Date

......./03/2022

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

ANNEX A: THE SERVICES

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

ANNEX B: CALCULATION OF DISTRIBUTED PROFITS

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.

ANNEX C: COST ALLOCATION

All contents herein provided shall be for the specified use under the authorization of Vemanti only. Under any circumstances, no part of this Agreement may be copied, reproduced, republished, uploaded, posted, publicly displayed, encoded, translated, transmitted or distributed in any way to any third party for publication or distribution or for any commercial enterprises, without Vemanti's express prior written consent.